                                                                                                                           Exhibit 99.1

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, Chief Financial Officer
Chris Reading, Chief Executive Officer
(713) 297-7000
Three Part Advisors
Joe Noyons
(817) 778-8424

U.S. Physical Therapy Reports First
Quarter 2018 Results

Declares Quarterly Dividend

Houston, TX, May 3, 2018 – U.S. Physical Therapy, Inc. ("USPH" or the “Company”) (NYSE: USPH), a national operator of outpatient physical therapy clinics, today reported results for the first quarter ended March 31, 2018.

For the quarter ended March 31, 2018, USPH’s Operating Results increased 10.6% to $7.1 million, or $.56 per diluted share, as compared to $6.4 million, or $.51 per diluted share, in the first quarter of 2017. Operating Results, a non-generally accepted accounting principles (“non-GAAP”) measure, for the 2018 first quarter equals net income attributable to USPH shareholders. For the 2017 first quarter, Operating Results, is defined as net income attributable to common shareholders prior to interest expense – mandatorily redeemable non-controlling interests – change in redemption value, net of tax.

For the quarter ended March 31, 2018, USPH’s net income attributable to its shareholders, in accordance with generally accepted accounting principles (“GAAP”), was $7.1 million as compared to $4.8 million for the first quarter of 2017. Earnings per diluted share of $0.27 in the first quarter of 2018 compares to $0.38 per diluted share for the 2017 first quarter. For 2018, in accordance with current accounting guidance, the revaluation of redeemable non-controlling interest, net of tax, which is charged directly to retained earnings, is included in the earnings per basic and diluted share calculation. See the schedule on page 8 for a computation of diluted earnings per share and a reconciliation of net income attributable to USPH shareholders to Operating Results.

First Quarter 2018 Compared to First Quarter 2017

•	Net revenues increased $10.8 million or 11.0% from $97.6 million in the 2017 first quarter to $108.3 million in the 2018 first quarter, primarily due to a 7.4% increase in net patient revenues from the physical therapy operations, an increase of 20.4% in revenue from management contracts and an increase in the revenue from the industrial injury prevention business due to a full quarter of operations versus one month in the 2017 period. The industrial injury prevention business was acquired in March 2017.

U.S. Physical Therapy Press Release	Page 2
May 3, 2018

•
Net patient revenues from physical therapy operations increased approximately $6.9 million, or 7.4%, to $100.6 million in the 2018 first quarter from $93.7 million in the 2017 first quarter due to an increase in total patient visits of 7.2% from 892,000 to 956,000 and an increase in the average net patient revenue per visit to $105.15 from $105.04. Of the $6.9 million increase, $5.9 million related to clinics opened or acquired after March 31, 2017 (“New Clinics”) and an increase of $1.0 million in net patient revenues related to clinics opened or acquired prior to April 1, 2017 (“Mature Clinics”).

•	Revenue from management contracts was $2.2 million in the 2018 first quarter as compared to $1.9 million for the 2017 first quarter. The revenue from the industrial injury prevention business was $4.9 million for the 2018 first quarter compared to $1.5 million in the 2017 first quarter. Other revenue was $0.7 million in the 2018 first quarter and $0.5 million in the 2017 period.

•	Total operating costs were $85.1 million, or 78.6% of net revenues, in the 2018 first quarter as compared to $76.8 million, or 78.7% of net revenues, in the 2017 first quarter. The $8.3 million increase was attributable to $5.5 million in operating costs related to New Clinics, an increase of $2.8 million related to the industrial injury prevention business due to a full quarter of operations and an increase of $0.3 million related to management contracts while costs of Mature Clinics were reduced by $0.3 million. Total salaries and related costs, including those from New Clinics, were 57.5% of net revenue in the recent quarter versus 57.2% for the 2017 first quarter. Rent, supplies, contract labor and other costs as a percentage of net revenue were 20.1% for the recent quarter versus 20.6% for the 2017 first quarter. The provision for doubtful accounts as a percentage of net revenue was 1.0% for the 2018 first quarter as compared to 0.9% in the 2017 first quarter.

•	The gross profit for the 2018 first quarter grew by $2.5 million, or 11.9%, to $23.2 million, as compared to $20.7 million in the first quarter of 2017. The gross profit percentage was 21.4% of net revenue in the recent period as compared to 21.3% for the 2017 first quarter. The gross profit percentage for the Company’s physical therapy clinics was 21.9% in the recent quarter as compared to 21.5% in the 2017 first quarter. The gross profit percentage on management contracts was 13.8% in the 2018 first quarter as compared to 14.8% in the 2017 first quarter. The gross profit percentage for the industrial injury prevention business was 15.8% for the recent quarter as compared to 14.3% for the one month of operation in the 2017 period.

•	Corporate office costs were $10.2 million in the 2018 first quarter compared to $8.5 million in the 2017 first quarter. Corporate office costs were 9.4% of net revenues for the 2018 first quarter compared to 8.8% for the 2017 first quarter.

•	Operating income for the recent quarter increased 7.0% to $13.1 million as compared to $12.2 million in the 2017 first quarter.

•	The Company no longer has mandatorily redeemable non-controlling interest. See discussion following – Redeemable Non-Controlling Interests.

•	Interest expense – debt and other was $0.6 million in the 2018 first quarter and $0.4 million in the 2017 first quarter.

•	The provision for income tax for the 2018 first quarter was $2.5 million and for the 2017 first quarter was $1.8 million both of which are inclusive of the reduction of $0.3 million and $0.8 million, respectively, for the excess tax benefit, which is a component of the provision for income taxes, related to equity compensation. The provision for income tax as a percentage of income before taxes less net income attributable to non-controlling interest was 25.8% and 27.3%, respectively, for the 2018 and 2017 first quarters.

•	Net income attributable to non-controlling interests (permanent equity) was $1.2 million in the 2018 first quarter as compared to $1.2 million in the 2017 first quarter. Net income attributable to redeemable non-controlling interests (temporary equity) was $1.7 million in the 2018 first quarter.

•	Same store revenues for de novo and acquired clinics open for one year or more increased 1.9%. Visits increased 1.4% for de novo and acquired clinics open for one year or more and the same store net rate increased by approximately 0.5%.

U.S. Physical Therapy Press Release	Page 3
May 3, 2018

Other Financial Measures

For the first quarter of 2018 the Company's Adjusted EBITDA increased by 4.8% to $14.0 million from $13.3 million in the comparable 2017 quarter. See definition and explanation of Adjusted EBITDA in the schedule on page 8.

Management’s Comments

Chris Reading, Chief Executive Officer, said, “We built a good, sturdy foundation this first quarter to start off the year on solid footing. Our core physical therapy business as well as our industrial injury prevention initiatives are growing and realizing margin expansion despite the extreme weather experienced in the first part of the year. Our leadership and operations team additions are working well and their impact should increase as the year progresses. Finally, we are excited about our newest acquisition within our industrial injury prevention business and the opportunities we are seeing to continue to grow and scale that part of our service offering.”

Larry McAfee, Chief Financial Officer, noted, “The Company’s net cash flow from operations in the first quarter of 2018 was strong as evidenced by the $12.7 million or 21% reduction in debt as compared to year-end 2017.”

Redeemable Non-Controlling Interests

Effective December 31, 2017, the Company entered into amendments to its acquired limited partnership agreements replacing the mandatory redemption feature. No monetary consideration was paid to the partners to amend the agreements. The amended Partnership Agreements provide that, upon certain events, the Company has a call right (the “Call Right”) and the selling entity has a put right (the “Put Right”) for the purchase and sale of the limited partnership interest held by the partner. Once the terms are triggered, the Put Right and the Call Right do not expire, even upon an individual partner’s death, and contain no mandatory redemption feature. The purchase price of the partner’s limited partnership interest upon the exercise of either the Put Right or the Call Right is calculated per the original terms of the respective agreements. The Company accounted for the amendment of its Partnership Agreements as an extinguishment of the outstanding Seller Entity Interests classified as liabilities through the issuance of new Seller Entity Interests classified in temporary equity. Pursuant to ASC 470-50-40-2, the Company removed the outstanding liability-classified Seller Entity Interests at their carrying amounts and recognized the new temporary-equity-classified Seller Entity Interests at their fair value. In summary, the redemption values of the mandatorily redeemable non-controlling interest (previously classified as liabilities) were reclassified as redeemable non-controlling interest (temporary equity) on the December 31, 2017 consolidated balance sheet. For 2018, in accordance with current accounting guidance, the revaluation of redeemable non-controlling interest, net of tax, will be charged directly to retained earnings and will be included in the earnings per basic and diluted share calculation.

U.S. Physical Therapy Declares Quarterly Dividend

The second quarterly dividend for 2018 of $0.23 per share will be paid on June 8, 2018 to shareholders of record as of May 11, 2018. U.S. Physical Therapy began paying quarterly dividends in 2011 and has increased the dividend amount every year since.

First Quarter 2018 Conference Call

U.S. Physical Therapy's Management will host a conference call at 10:30 a.m. Eastern Time, 9:30 a.m. Central Time, on May 3, 2018 to discuss the Company's Quarter Ended March 31, 2018 results. Interested parties may participate in the call by dialing 1-888-335-5539 or 973-582-2857 and entering reservation number 4398474 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed until August 3, 2018.

U.S. Physical Therapy Press Release	Page 4
May 3, 2018

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we expect. Included among such statements may be those relating to new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

•	changes as the result of government enacted national healthcare reform;
•	changes in Medicare rules and guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;
•	revenue we receive from Medicare and Medicaid being subject to potential retroactive reduction;
•	business and regulatory conditions including federal and state regulations;
•	governmental and other third party payor inspections, reviews, investigations and audits;
•	compliance with federal and state laws and regulations relating to the privacy of individually identifiable patient information, and associated fines and penalties for failure to comply;
•	changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;
•	revenue and earnings expectations;
•
cost, risks and uncertainties associated with the Company's restatement of its prior financial statements due to the correction of its accounting methodology for redeemable non-controlling partnership interests, and including any pending and future claims or proceedings relating to such matters;

•	legal actions, which could subject us to increased operating costs and uninsured liabilities;
•	general economic conditions;
•	availability and cost of qualified physical therapists;
•	personnel productivity and retaining key personnel;
•
competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain clinics and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;

•	acquisitions, purchase of non-controlling interests (minority interests) and the successful integration of the operations of the acquired businesses;
•	maintaining our information technology systems with adequate safeguards to protect against cyber-attacks;
•	maintaining adequate internal controls;
•	maintaining necessary insurance coverage;
•	availability, terms, and use of capital; and
•	weather and other seasonal factors.

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see our periodic reports filed with the Securities and Exchange Commission for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer accurate.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 580 outpatient physical therapy clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages 28 physical therapy facilities for unaffiliated third parties, including hospitals and physician groups. The Company also has an industrial injury prevention business which provides onsite services for clients’ employees including injury prevention, rehabilitation, ergonomic assessments and performance optimization.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

U.S. Physical Therapy Press Release	Page 5
May 3, 2018

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended
	March 31, 2018	March 31, 2017

Net patient revenues	$100,552	$93,654
Other revenues	7,790	3,911
Net revenues	108,342	97,565
Operating costs:
Salaries and related costs	62,279	55,827
Rent, supplies, contract labor and other	21,776	20,087
Provision for doubtful accounts	1,061	898
Closure costs	12	6
Total operating costs	85,128	76,818

Gross profit	23,214	20,747

Corporate office costs	10,163	8,547
Operating income	13,051	12,200

Interest and other income, net	32	24
Interest expense:
Mandatorily redeemable non-controlling interests - change in redemption value	-	(2,669)
Mandatorily redeemable non-controlling interests - earnings allocable	-	(1,294)
Debt and other	(553)	(415)
Total interest expense	(553)	(4,378)

Income before taxes	12,530	7,846

Provision for income taxes	2,476	1,812

Net income	10,054	6,034

Less: net income attributable to non-controlling interests	(2,937)	(1,218)

Net income attributable to USPH shareholders	$7,117	$4,816

Basic and diluted earnings per share attributable to USPH shareholders	$0.27	$0.38

Shares used in computation - basic and diluted	12,616	12,528

Dividends declared per common share	$0.23	$0.20

U.S. Physical Therapy Press Release	Page 6
May 3, 2018

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
IN THOUSANDS, EXCEPT SHARE DATA)

	March 31, 2018	December 31, 2017
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$19,813	$21,933
Patient accounts receivable, less allowance for doubtful accounts of $2,517 and $2,273, respectively	46,228	44,707
Accounts receivable - other	6,504	5,655
Other current assets	3,050	4,786
Total current assets	75,595	77,081
Fixed assets:
Furniture and equipment	51,569	51,100
Leasehold improvements	29,981	29,760
Fixed assets, gross	81,550	80,860
Less accumulated depreciation and amortization	61,742	60,475
Fixed assets, net	19,808	20,385
Goodwill	273,770	271,338
Other identifiable intangible assets, net	47,092	48,954
Other assets	1,357	1,224
Total assets	$417,622	$418,982

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS, USPH SHAREHOLDERS' EQUITY AND NON-CONTROLLING INTERESTS
Current liabilities:
Accounts payable - trade	$1,722	$2,165
Accrued expenses	38,342	33,342
Current portion of notes payable	5,317	4,044
Total current liabilities	45,381	39,551
Notes payable, net of current portion	782	2,728
Revolving line of credit	42,000	54,000
Mandatorily redeemable non-controlling interests	-	327
Deferred taxes	10,151	10,875
Deferred rent	2,005	2,116
Other long-term liabilities	733	743
Total liabilities	101,052	110,340

Redeemable non-controlling interests	108,085	102,572

Commitments and contingencies

U.S. Physical Therapy, Inc. ("USPH") shareholders' equity:
Preferred stock, $.01 par value, 500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value, 20,000,000 shares authorized, 14,884,676 and 14,809,299 shares issued, respectively	149	148
Additional paid-in capital	75,543	73,940
Retained earnings	162,907	162,406
Treasury stock at cost, 2,214,737 shares	(31,628)	(31,628)
Total USPH shareholders' equity	206,971	204,866
Non-controlling interests	1,514	1,204
Total USPH shareholders' equity and non-controlling interests	208,485	206,070
Total liabilities, redeemable non-controlling interests, USPH shareholders' equity and non-controlling interests	$417,622	$418,982

U.S. Physical Therapy Press Release	Page 7
May 3, 2018

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended
	March 31, 2018	March 31, 2017
OPERATING ACTIVITIES
Net income including non-controlling interests	$10,054	$6,034
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization	2,468	2,356
Provision for doubtful accounts	1,061	898
Equity-based awards compensation expense	1,381	1,280
Loss on sale of fixed assets	54	33
Deferred income taxes	(1,162)	(250)
Changes in operating assets and liabilities:
Increase in patient accounts receivable	(2,782)	(1,542)
Increase in accounts receivable - other	(849)	(3,697)
(Increase) decrease in other assets	(1,238)	757
Increase in accounts payable and accrued expenses	7,389	5,315
Increase in mandatorily redeemable non-controlling interests	-	2,911
(Decrease) increase in other liabilities	(845)	76
Net cash provided by operating activities	15,531	14,171

INVESTING ACTIVITIES
Purchase of fixed assets	(1,404)	(1,587)
Purchase of businesses, net of cash acquired	(761)	(15,670)
Purchase of non-controlling interest	(246)	-
Proceeds on sale of fixed assets	-	62
Net cash used in investing activities	(2,411)	(17,195)

FINANCING ACTIVITIES
Distributions to non-controlling interests, permanent and temporary equity	(2,208)	(937)
Proceeds from revolving line of credit	19,000	32,000
Payments on revolving line of credit	(31,000)	(20,000)
Payments to settle mandatorily redeemable non-controlling interests	(265)	(2,230)
Principal payments on notes payable	(823)	(702)
Other	56	-
Net (cash used in) provided by financing activities	(15,240)	8,131

Net increase in cash and cash equivalents	(2,120)	5,107
Cash and cash equivalents - beginning of period	21,933	20,047
Cash and cash equivalents - end of period	$19,813	$25,154

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$2,941	$86
Interest	$526	$599
Non-cash investing and financing transactions during the period:
Purchase of business - seller financing portion	$150	$900

U.S. Physical Therapy Press Release	Page 8
May 3, 2018

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

OPERATING RESULTS AND ADJUSTED EBITDA
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

The following tables provide a detail of the diluted earnings per share computation and reconcile net income attributable to USPH shareholders calculated in accordance with GAAP to Operating Results and Adjusted EBITDA. Management believes providing Operating Results and Adjusted EBITDA to investors is useful information for comparing the Company's period-to-period results.

For 2018, Operating Results equal net income attributable to USPH shareholders and, in accordance with current accounting guidance, the revaluation of redeemable non-controlling interest, net of tax, charged directly to retained earnings is included in the earnings per diluted share calculation. For the 2017 first quarter, Operating Results, a non-generally accepted accounting principles (“non-GAAP”) measure, is defined as net income attributable to common shareholders prior to interest expense – mandatorily redeemable non-controlling interests – change in redemption value, net of tax. Operating Results for the two periods are comparable, however, the calculations differ. Management uses Operating Results, which eliminates this current non-cash item that can be subject to volatility and unusual costs, as one of the principal measures to evaluate and monitor financial performance period over period. Management believes that Operating Results is useful information for investors to use in comparing the Company's period-to-period results as well as for comparing with other similar businesses since most do not have mandatorily redeemable instruments and therefore have different liability and equity structures.
Operating Results is defined as USPH’s net income attributable to common shareholders prior to interest expense – mandatorily redeemable non-controlling interests – change in redemption value and costs related to the restatement of financial statements, both net of tax, and the tax benefit of revaluation of deferred tax assets and liabilities due to the TCJA,. Management uses Operating Results, which eliminates this current non-cash item that can be subject to volatility and unusual costs, as one of the principal measures to evaluate and monitor financial performance period over period. Management believes that Operating Results is useful information for investors to use in comparing the Company's period-to-period results as well as for comparing with other similar businesses since most do not have mandatorily redeemable instruments and therefore have different liability and equity structures.

Adjusted EBITDA is defined as earnings before interest income, interest expense – mandatorily redeemable non-controlling interests – change in redemption value, interest expense – debt and other, taxes, depreciation, amortization and equity-based awards compensation expense. Management believes reporting Adjusted EBITDA is useful information for investors in comparing the Company’s period-to-period results as well as comparing with similar businesses which report adjusted EBITDA as defined by their company.

Operating Results and Adjusted EBITDA are not measures of financial performance under GAAP. Adjusted EBITDA and Adjusted Net Income should not be considered in isolation or as an alternative to, or substitute for, net income attributable to USPH shareholders presented in the consolidated financial statements.

	Three Months Ended March 31,
	2018	2017
Computation of earnings per share - USPH shareholders
Net income attributable to USPH shareholders	$7,117	$4,816
Charges to retained earnings:
Revaluation of redeemable non-controlling interest	$(5,081)	$-
Tax effect at statutory rate (federal and state) of 26.25%	1,334	-
	$3,370	$4,816

Basic and diluted per share	$0.27	$0.38

Adjustments:
Interest expense MRNCI * - change in redemption value	-	2,669
Revaluation of redeemable non-controlling interest	5,081	-
Tax effect at statutory rate (federal and state) of 26.25% and 39.25%, respectively	(1,334)	(1,048)
Operating results	$7,117	$6,437

Basic and diluted operating results per share	$0.56	$0.51

Shares used in computation:
Basic and diluted	12,616	12,528

	Three Months Ended March 31,
	2018	2017

Net income attributable to USPH shareholders	$7,117	$4,816

Adjustments:
Depreciation and amortization	2,468	2,356
Interest income	(32)	(24)
Interest expense MRNCI * - change in redemption value	-	2,669
Interest expense - debt and other	553	415
Provision for income taxes	2,476	1,812
Equity-based awards compensation expense	1,381	1,280

Adjusted EBITDA	$13,963	$13,324

* Mandatorily redeemable non-controlling interest

U.S. Physical Therapy Press Release	Page 9
May 3, 2018

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
RECAP OF CLINIC COUNT

Date	Number of Clinics

March 31, 2017	558
June 30, 2017	566
September 30, 2017	569
December 31, 2017	578

March 31, 2018	580